UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 10, 2008


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


            1-5721                                       13-2615557
    (Commission File Number)                  (IRS Employer Identification No.)


     315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                 10010
     (Address of Principal Executive  Offices)              (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

            Leucadia National Corporation (the "Leucadia"), through its subsidiary, Baldwin Enterprises, Inc. entered into a share forward transaction with Jefferies & Company, Inc. (the "Seller") dated January 11, 2008 for the acquisition of 11,316,200 shares of common stock of AmeriCredit Corp., a New York Stock Exchange listed company. The agreement reflects a trade date of January 10, 2008. As previously disclosed by Leucadia, a subsidiary of Leucadia, and the Seller and certain of its affiliates each own 50% of Jefferies High Yield Holdings, LLC, and affiliates of the Seller have provided investment banking services to Leucadia. Pursuant to the terms of the share forward transaction agreement, the closing of the transaction will occur on February 25, 2008, and the aggregate purchase price for the shares will be $145,978,980, of which $72,989,490 was paid upon signing.
























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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 16, 2008

                                        LEUCADIA NATIONAL CORPORATION


                                          /s/  Joseph Orlando
                                        ---------------------------------
                                        Name:  Joseph Orlando
                                        Title: Vice President and
                                               Chief Financial Officer